SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  April 24, 1997

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  26025 Mureau Road
                                        Calabasas, CA  91302

Registrant's Telephone Number, Including Area Code:  (818) 878-7711

Item 5.  Other Events

     On April 24, 1997, The Diana Corporation ("Diana") entered into a Purchase Agreement with Security Services, Inc. ("SSI") pursuant to which SSI agreed to purchase 100% of the common stock of C&L Acquisition Corporation ("Acquisition"). Acquisition owns 80% of the common stock of Valley Communications, Inc. ("Valley"). Valley provides design, installation and service for voice and data networks primarily in California.

     The Agreement provides for a purchase price of $3,900,000 in cash, less the unpaid balance of a Promissory Note and interest thereon of approximately $817,000 in favor of Valley's minority shareholders. In addition, the purchase price may be further adjusted if Valley's audited net book value at March 31, 1997 is outside a range of $1,400,000-$1,500,000.

     The Closing of the transaction is tentatively scheduled for May 16, 1997 and is subject to the satisfaction of certain conditions identified in the Agreement.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE DIANA CORPORATION
                                      (Registrant)


Date:  May 6, 1997               /s/ R. Scott Miswald
                                     Vice President and Treasurer